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                                                                      EXHIBIT 21

                  Subsidiaries of U.S. Xpress Enterprises, Inc.
                        For Year Ended December 31, 2001

                  U.S. Xpress, Inc., a Nevada corporation
                  CSI/Crown, Inc., a Georgia corporation
                  U.S. Xpress Leasing, Inc., a Tennessee corporation Xpress Company Store, Inc., a Tennessee corporation Xpress Air, Inc., a Tennessee corporation
                  Xpress Holdings, Inc., a Nevada corporation